EX-16	LETTER FROM PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

December 6, 2000

Dear Sir/Madam:

We have read the statements made by Key3Media Group, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated December 6, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP